Dutch Bros Inc. Announces Second Quarter 2022 Financial Results
Opened 31 Shops, Revenue Up 44% Year-over-Year to $186.4 Million
Surpassed 600 Shops and Celebrated Exceeding $1 Billion in Trailing-Twelve Month1 Systemwide Sales2 Milestone
Raised $2.3 million for ALS Research in Annual “Drink One for Dane” Fundraiser
GRANTS PASS, OREGON - August 10, 2022 - Dutch Bros Inc. (NYSE: BROS; “Dutch Bros” or the “Company”) one of the fastest-growing brands in the food service and restaurant industry in the United States by location count, today reported financial results for the second quarter ended June 30, 2022.
Joth Ricci, Chief Executive Officer and President of Dutch Bros Inc., stated, “We surpassed two major brand milestones during the second quarter: opening our 600th shop and exceeding $1 billion in systemwide sales2 on a trailing twelve-month basis. These milestones demonstrate the strength of our people-first culture and our new shop development pipeline. We have opened 65 shops in the first half of 2022 and are on track for at least 130 shop openings for the full year. Our newest shops are exhibiting predictable and consistent sales and upward margin progression, while our 2020 and 2021 classes are generating annualized volumes that are 10% higher than our system average. As we pursue strategic growth from west to east, Dutch Bros’ portability and brand acceptance have been outstanding.”
He added, “Like many of our peers, the macro-economic environment is impacting various aspects of our business, and our company-operated shop margins continue to be pressured by record inflation in the second quarter. That said, our team accelerated efforts to increase productivity in the middle of our P&L, and we took a 3% price increase in the second quarter. These actions contributed to 630bps of sequential improvement in company-operated shop margins from 18.3% to 24.6% when compared to the first quarter of 2022. We are evaluating further menu pricing action as needed in the back half of the year.”
He concluded, “We celebrated our annual Drink One for Dane fundraiser on May 20, and it was the second-largest day by transaction-count in our history. In 2022 we raised $2.3 million, and since 2018, we have raised over $8.3 million. We are upholding our mission to contribute to communities, making a massive difference, one cup at a time.”

Dutch Bros Inc.| Earnings Release | 1

Second Quarter 2022 Highlights:
•Opened 31 new shops across 9 states. The shops opened in Q2 ended the quarter with an annualized AUV of $2.1 million, exceeding our expectations.
•Total revenues grew 44.2% to $186.4 million as compared to $129.2 million in the same period of 2021.
•Company-operated shop revenues increased 55.9% to $160.5 million as compared to $103.0 million in the same period of 2021.
•System same shop sales3 declined (3.3)% but grew 6.9% vs. 2019. Included in this result is a positive benefit of aggregate pricing of approximately 5.3% taken since November 2021 and headwinds from sales transfer from existing to new units of approximately 1.4%. Company-operated same shop sales declined (4.3)% but grew 4.3% vs. 2019. July system same-store sales stabilized, declining only (0.9)% with incremental traffic improvement.
•Company-operated shop gross profit was $31.2 million as compared to $29.5 million4 in the same period of 2021.
•Company-operated shop contribution5, a non-GAAP financial measure, grew 20.0% to $39.5 million as compared to $32.9 million4 in the same period of 2021. In the second quarter, company-operated shop margins improved 630bps from 18.3% to 24.6% when compared to the first quarter of 2022.
•Net loss was $(1.8) million as compared to net income of $11.9 million4 in the same period of 2021. For the second quarter of 2022, we recognized $10.4 million of non-cash equity-based compensation.
•Adjusted EBITDA5, a non-GAAP financial measure, was $23.9 million as compared to $30.7 million4 in the same period of 2021, which is reflective of inflationary pressures.
•Adjusted net income5, a non-GAAP financial measure, was $8.7 million as compared to $22.7 million4 in the same period of 2021.
•Net loss per share of Class A and Class D common stock - diluted was $(0.02) and Adjusted net income per fully exchanged share of common stock5, a non-GAAP financial measure, was $0.05.

Dutch Bros Inc.| Earnings Release | 2

Outlook
Dutch Bros is affirming its full-year 2022 outlook:

•Total system shop openings are expected to be at least 130, of which at least 110 shops will be company-operated.
•Total revenues are now projected to be at least $715 million.
•Same shop sales3 growth is estimated to be approximately flat.
•Adjusted EBITDA6 is estimated to be at least $90 million.
•Capital expenditures are estimated to be in the range of $175 million to $200 million, which includes approximately $15 million to $20 million for our new roasting facility that we project will open in late 2023 / early 2024.
_________________
1    Trailing-twelve months are the results for the past twelve consecutive months ended on June 30, 2022.
2    Definition of systemwide sales is provided in the section “Select Financial Metrics”.
3    Same shop sales is defined in the section “Select Financial Metrics”.
4    The Company’s historical results have been revised to reflect an immaterial error correction related to employee sick leave accrual. For additional information, see sections “Condensed Consolidated Statements of Operations”, “Company-operated Shop Results”, and “Supplemental Reconciliation of GAAP Actuals to Non-GAAP Actuals”
5    Reconciliation of GAAP to non-GAAP results is provided in the section “Non-GAAP Financial Measures”.
6    We have not reconciled guidance for Adjusted EBITDA to the corresponding GAAP financial measure because we do not provide guidance for the various reconciling items. We are unable to provide guidance for these reconciling items because we cannot determine their probable significance, as certain items are outside of our control and cannot be reasonably predicted due to the fact that these items could vary significantly from period to period. Accordingly, reconciliations to the corresponding GAAP financial measure is not available without unreasonable effort.

Dutch Bros Inc.| Earnings Release | 3

Conference Call and Webcast Today
Joth Ricci, Chief Executive Officer and President, and Charles Jemley, Chief Financial Officer, will host a conference call and webcast today at 5:00 p.m. Eastern Time (ET) to discuss financial results for the second quarter ended June 30, 2022.
Event: Second Quarter 2022 Conference Call and Webcast
Date: Wednesday, August 10, 2022
Time: 5:00 p.m. ET
Dial In: 1-201-493-6779
Webcast: https://investors.dutchbros.com under “Events & Presentations”.
The webcast will be archived shortly after the conference call has concluded. We will also publish earnings presentation slides related to these financial results on our website https://investors.dutchbros.com under “Events & Presentations”.
About Dutch Bros Inc.
Dutch Bros Inc. (NYSE: BROS) is a high growth operator and franchisor of drive-thru shops that focus on serving high QUALITY, hand-crafted beverages with unparalleled SPEED and superior SERVICE. Founded in 1992 by brothers Dane and Travis Boersma, Dutch Bros began with a double-head espresso machine and a pushcart in Grants Pass, Oregon. While espresso-based beverages are still at the core of what we do, Dutch Bros now offers a wide variety of unique, customizable cold and hot beverages that delight a broad array of customers. We believe Dutch Bros is more than just the products we serve—we are dedicated to making a massive difference in the lives of our employees, customers and communities. This combination of hand-crafted and high-quality beverages, our unique drive-thru experience and our community-driven, people-first culture has allowed us to successfully open new shops and continue to share the “Dutch Luv” at 603 locations across 14 states as of June 30, 2022.
To learn more about Dutch Bros, visit www.dutchbros.com, follow Dutch Bros Coffee on Instagram, Facebook, Twitter, and TikTok, and download the Dutch Bros app to earn points and score rewards!

Dutch Bros, our Windmill logo (), Dutch Bros Blue Rebel, Drink One for Dane, and our other registered and common law trade names, trademarks and service marks are the property of Dutch Bros Inc. All other trademarks, trade names and service marks appearing in this Earnings Release are the property of their respective owners. Solely for convenience, the trademarks and trade names in this Earnings Release may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert their rights thereto.

Dutch Bros Inc.| Earnings Release | 4

Forward-Looking Statements
In addition to historical information, this release contains a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, information concerning Dutch Bros’ possible or assumed future results of operations, including guidance for 2022, new shop openings, business strategies, potential growth opportunities and the effects of current market conditions. These statements are based on Dutch Bros’ current expectations and beliefs, as well as a number of assumptions concerning future events. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “should,” “future,” “guidance,” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Dutch Bros’ control that could cause actual results to differ materially from the results discussed in the forward-looking statements, including those related to the evolving COVID-19 pandemic, general economic conditions, commodity inflation, increased labor costs, disruptions in our supply chain, ability to hire and retain employees; and other risks, including those described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 11, 2022, our Quarterly Report on Form 10-Q for the period ended June 30, 2022 to be filed with the SEC, and in our future reports to be filed with the SEC. Forward-looking statements contained in this press release are made as of this date, and Dutch Bros undertakes no duty to update such information except as required under applicable law.

For Investor Relations inquiries:
Raphael Gross
ICR
(203) 682-8253
investors@dutchbros.com

For Media Relations inquiries:
Jessica Liddell
ICR
(203) 682-8208
jessica.liddell@icrinc.com

Dutch Bros Inc.| Earnings Release | 5

DUTCH BROS INC.
Condensed Consolidated Statements of Operations

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share amounts; unaudited)	2022	2021 ¹	2022	2021 ¹
REVENUES
Company-operated shops	$160,512	$102,970	$290,699	$180,887
Franchising and other	25,869	26,238	47,838	47,106
Total revenues	186,381	129,208	338,537	227,993

COSTS AND EXPENSES
Cost of sales	141,370	81,467	262,537	147,975
Selling, general and administrative	42,342	33,488	87,556	69,474
Total costs and expenses	183,712	114,955	350,093	217,449

INCOME (LOSS) FROM OPERATIONS	2,669	14,253	(11,556)	10,544

OTHER EXPENSE
Interest expense, net	(3,596)	(1,838)	(6,085)	(2,855)
Other income (expense), net	61	(5)	282	(58)
Total other expense	(3,535)	(1,843)	(5,803)	(2,913)

INCOME (LOSS) BEFORE INCOME TAXES	(866)	12,410	(17,359)	7,631
Income tax expense	885	521	671	564
NET INCOME (LOSS)	$(1,751)	$11,889	$(18,030)	$7,067
Less: Net income attributable to Dutch Bros OpCo prior to the Reorganization Transactions	—	11,889	—	7,067
Less: Net loss attributable to non-controlling interests	(845)	—	(12,177)	—
NET LOSS ATTRIBUTABLE TO DUTCH BROS INC.	$(906)	$—	$(5,853)	$—
Net loss per share of Class A and Class D common stock [2]:
Basic	$(0.02)	N/A	$(0.12)	N/A
Diluted	$(0.02)	N/A	$(0.12)	N/A
Weighted-average shares of Class A and Class D common stock outstanding:
Basic	50,926	N/A	49,500	N/A
Diluted	50,926	N/A	49,500	N/A
_________________
1    The Company identified an immaterial error related to the accrual of employee sick leave and the application of ASC 710, Compensation - General, which resulted in corrections to prior period reported amounts within the condensed consolidated statement of operations with impacted line items presented below for the three and six months ended June 30, 2021, respectively.
•Decrease in cost of sales of $0.4 million and $0.8 million
•Decrease in selling, general and administrative of less than $0.1 million and $0.4 million
•Decrease in total costs and expenses of $0.4 million and $1.2 million
•Increase in income from operations of $0.4 million and $1.2 million
•Increase in income before income taxes of $0.4 million and $1.2 million
•Increase in net income of $0.4 million and $1.2 million
•Increase in net income attributable to Dutch Bros OpCo prior to the Reorganization Transactions of $0.4 million and $1.2 million
2    Basic and diluted net loss per share of Class A and Class D common stock are applicable only for periods subsequent to September 14, 2021, which is the effective date of the Company’s Reorganization Transactions and IPO.

Dutch Bros Inc.| Earnings Release | 6

DUTCH BROS INC.
Segment Financials

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands; unaudited)	2022	2021 ¹	2022	2021 ¹
Revenues:
Company-operated shops	$160,512	$102,970	$290,699	$180,887
Franchising and other	25,869	26,238	47,838	47,106
Total revenues	186,381	129,208	338,537	227,993
Cost of Sales:
Company-operated shops	129,294	73,518	242,842	133,857
Franchising and other	12,076	7,949	19,695	14,118
Total cost of sales	141,370	81,467	262,537	147,975
Segment gross profit:
Company-operated shops	31,218	29,452	47,857	47,030
Franchising and other	13,793	18,289	28,143	32,988
Total gross profit	45,011	47,741	76,000	80,018
Selling, general and administrative	(42,342)	(33,488)	(87,556)	(69,474)
Interest expense, net	(3,596)	(1,838)	(6,085)	(2,855)
Other income (expense), net	61	(5)	282	(58)
Income (loss) before income taxes	$(866)	$12,410	$(17,359)	$7,631
Depreciation and amortization:
Company-operated shops	$8,307	$3,473	$15,447	$6,744
Franchising and other	1,520	1,532	2,862	3,025
All other	712	676	1,412	1,262
Total depreciation and amortization	$10,539	$5,681	$19,721	$11,031
_________________
1    The Company identified an immaterial error related to the accrual of employee sick leave and the application of ASC 710, Compensation - General, which resulted in corrections to prior period reported amounts within segment financials with impacted line items presented below for the three and six months ended June 30, 2021, respectively.
•Decrease in company-operated shops cost of sales of $0.4 million and $0.8 million
•Decrease in total cost of sales of $0.4 million and $0.8 million
•Increase in company-operated shops gross profit of $0.4 million and $0.8 million
•Increase in total gross profit of $0.4 million and $0.8 million
•Decrease in selling, general and administrative expenses of less than $0.1 million and $0.4 million
•Increase in income before income taxes of $0.4 million and $1.2 million

Dutch Bros Inc.| Earnings Release | 7

DUTCH BROS INC.
Company-Operated Shop Results

	Three Months Ended June 30,				Six Months Ended June 30,
	2022		2021 ¹		2022		2021 ¹
(in thousands; unaudited)	$	%	$	%	$	%	$	%
Company-operated shops revenue	160,512	100.0	102,970	100.0	290,699	100.0	180,887	100.0

Beverage, food and packaging costs	43,548	27.1	25,520	24.8	79,170	27.2	43,718	24.2
Labor costs	47,240	29.4	29,048	28.2	89,001	30.6	54,388	30.1
Occupancy and other costs	26,621	16.6	13,642	13.2	49,624	17.1	25,443	14.1
Pre-opening costs	3,578	2.2	1,835	1.8	9,600	3.3	3,564	2.0
Depreciation and amortization	8,307	5.2	3,473	3.4	15,447	5.3	6,744	3.7
Company-operated shops gross profit	31,218	19.4	29,452	28.6	47,857	16.5	47,030	26.0
Company-operated shops contribution [2]	39,525	24.6	32,925	32.0	63,304	21.8	53,774	29.7
_________________
1    The Company identified an immaterial error related to the accrual of employee sick leave and the application of ASC 710, Compensation - General, which resulted in corrections to prior period reported amounts within the company-operated shop segment with the impacted line items are presented below for the three and six months ended June 30, 2021, respectively.
•Decrease in company-operated shops labor costs of $0.4 million and $0.8 million
•Increase in company-operated shops gross profit of $0.4 million and $0.8 million
•Increase in company-operated shops contribution of $0.4 million and $0.8 million
2    Reconciliation of GAAP to non-GAAP results is provided in the section “Non-GAAP Financial Measures”.
DUTCH BROS INC.
Summary Cash Flows Data

	Six Months Ended June 30,
(in thousands; unaudited)	2022	2021
Net cash flows provided by operating activities	$16,713	$56,199
Net cash flows used in investing activities	(88,633)	(36,386)
Net cash provided by (used in) financing activities	74,707	(31,876)
Net increase (decrease) in cash	$2,787	$(12,063)
Cash and cash equivalents at beginning of period	18,506	31,640
Cash and cash equivalents at end of period	$21,293	$19,577

Dutch Bros Inc.| Earnings Release | 8

DUTCH BROS INC.
Condensed Consolidated Balance Sheets

(in thousands; unaudited)	June 30, 2022	December 31, 2021 ¹
ASSETS
Current assets:
Cash and cash equivalents	$21,293	$18,506
Accounts receivable, net	14,070	10,644
Inventories, net	32,854	23,345
Prepaid expenses and other current assets	7,050	8,796
Total current assets	75,267	61,291
Property and equipment, net	290,721	301,998
Finance lease right-of-use assets, net	167,220	—
Operating lease right-of-use assets, net	159,680	—
Intangibles, net	10,881	11,103
Goodwill	21,629	18,715
Deferred income tax assets, net	223,336	159,031
Other long-term assets	801	1,562
Total assets	$949,535	$553,700
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$22,511	$20,440
Accrued liabilities	20,849	20,970
Other current liabilities	6,106	6,471
Deferred revenue	26,966	22,807
Line of credit	45,640	64,104
Current portion of tax receivable agreements liability	450	450
Current portion of finance lease obligations	5,340	3,389
Current portion of operating lease obligations	9,042	—
Current portion of long-term debt	2,606	103
Total current liabilities	139,510	138,734
Deferred revenue, net of current portion	4,690	5,030
Tax receivable agreements liability, net of current portion	164,460	109,283
Finance lease obligations, net of current portion	167,236	79,588
Operating lease obligations, net of current portion	152,277	—
Long-term debt, net of current portion	97,461	3,503
Deferred rent	—	3,153
Other long-term liabilities	664	680
Total liabilities	726,298	339,971
Equity:
Common stock	2	2
Additional paid in capital	126,538	107,193
Accumulated other comprehensive income	145	—
Accumulated deficit	(18,146)	(12,679)
Total stockholders' equity attributable to Dutch Bros Inc. / members’ equity	108,539	94,516
Non-controlling interests	114,698	119,213
Total equity	223,237	213,729
Total liabilities and equity	$949,535	$553,700
_______________
1    The Company identified an immaterial error related to the accrual of employee sick leave and the application of ASC 710, Compensation - General, which resulted in corrections to prior period reported amounts within the consolidated balance sheet as of December 31, 2021 with impacted line items presented below.
•Decrease in accrued liabilities of $3.5 million
•Decrease in total current liabilities of $3.5 million
•Decrease in total liabilities of $3.5 million
•Increase in additional paid in capital of $0.8 million
•Decrease in accumulated deficit of $0.2 million
•Increase in total stockholders’ equity attributable to Dutch Bros Inc. / members’ equity of $1.0 million
•Increase in non-controlling interests of $2.5 million
•Increase in total equity of $3.5 million

Dutch Bros Inc.| Earnings Release | 9

DUTCH BROS INC.
Select Financial Metrics

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except number of shops data; unaudited)	2022	2021 ¹	2022	2021 ¹
Shop count, beginning of period
Company-operated	310	191	271	182
Franchised	262	262	267	259
	572	453	538	441
Company-operated new openings	26	13	60	22
Franchised new openings	5	5	5	8
Acquisition of franchise shops	—	3	5	3
Shop count, end of period
Company-operated	336	207	336	207
Franchised	267	264	267	264
Total shop count	603	471	603	471

Average unit volume (AUV) [2]	N/A	N/A	$1,900	$1,766
Company-operated shops	N/A	N/A	$1,862	$1,654

Same shop sales growth (decline) [3,5]	(3.3)%	9.0%	1.0%	8.0%
Company-operated shops	(4.3)%	10.0%	0.3%	9.0%

Company-operated shop revenues	$160,512	$102,970	$290,699	$180,887
Company-operated gross profit	$31,218	$29,452	$47,857	$47,030
Company-operated shop contribution [4]	$39,525	$32,925	$63,304	$53,774
Company-operated shop gross profit as a % of company-operated shop revenue	19.4%	28.6%	16.5%	26.0%
Company-operated shop contribution as a % of company-operated shop revenues [4]	24.6%	32.0%	21.8%	29.7%

Net income (loss)	$(1,751)	$11,889	$(18,030)	$7,067
Adjusted EBITDA [4]	$23,939	$30,699	$33,601	$49,384
Net income (loss) as % of revenue	(0.9)%	9.2%	(5.3)%	3.1%
Adjusted EBITDA as % of revenue [4]	12.8%	23.8%	9.9%	21.7%

Systemwide sales [5]	$297,403	$241,566	$551,968	$432,043
Dutch Rewards member registrations [6]	496	674	985	2,229
___________
1    The Company identified an immaterial error related to the accrual of employee sick leave and the application of ASC 710, Compensation - General, which resulted in corrections to prior period reported amounts within the condensed consolidated statement of operations, segment financials, company-operated shop segment financial results, and non-GAAP results for the three and six months ended June 30, 2021 with impacted line items presented below.

Dutch Bros Inc.| Earnings Release | 10

•Net income prior period adjustment details are provided in the section “Condensed Consolidated Statements of Operations”.
•Company-operated segment gross profit and segment contribution prior period adjustment details are provided in the sections “Segment Financials” and “Company-operated Shop Results”.
•Adjusted EBITDA prior period adjustment details are provided in the section “Non-GAAP Financial Measures”.
2    AUVs are determined based on the net sales for any trailing twelve-month period for systemwide and company-operated shops that have been open a minimum of 15 months. AUVs are calculated by dividing the net sales by the total number of systemwide and company-operated shops, respectively. Management uses this metric as an indicator of shop growth and future expectations of mature locations.
3    Same shop sales growth (decline) reflects the change in year-over-year sales for the comparable shop base, which we define as shops open for 15 complete months or longer. Management uses this metric as an indicator of shop growth and future expansion strategy. The number of shops included in the systemwide and company-operated comparable bases for the respective periods are presented in the following table.

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Systemwide shop base	440	368	414	355
Company-operated shop base	193	130	173	120
4    Reconciliation of GAAP to non-GAAP results is provided in the section “Non-GAAP Financial Measures”.
5    Systemwide sales and systemwide same shop sales include company-operated shop revenue and sales at franchised shops during the comparable periods presented. Franchise sales represent sales at all franchise shops and are revenues to our franchisees. We do not record franchise sales as revenues; however, our royalty revenues and advertising fund contributions are calculated based on a percentage of franchise sales. As these metrics include sales reported to us by our non-consolidated franchise partners, these metrics should be considered as a supplement to, not a substitute for, our results as reported under GAAP. Management uses these metrics as indicators of overall Dutch Bros locations financial health, growth and future expansion prospects.
6    Dutch Rewards, a digitally-based rewards program available exclusively through the Dutch Rewards app, was launched February 2021. Management uses this metric as an indicator of customer loyalty adoption of our Dutch Rewards app and future promotional plans.
Non-GAAP Financial Measures
In addition to disclosing financial results in accordance with U.S. GAAP, this release contains references to the non-GAAP financial measures below. We believe these non-GAAP financial measures provide investors with useful supplemental information about our operating performance, enable comparison of financial trends and results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business and measuring our performance.
Our non-GAAP financial measures reflect adjustments based on one or more of the following items, as well as the related income tax effects where applicable. Income tax effects have been calculated based on the combined total non-GAAP adjustments using our total effective tax rate. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP, and the financial results calculated in accordance with U.S. GAAP and reconciliations from these results should be carefully evaluated.

Dutch Bros Inc.| Earnings Release | 11

Company-operated shop contribution (in dollars and as a percentage of revenue)
Definition and/or calculation
Company-operated segment gross profit, before company-operated shop depreciation and amortization. Company-operated shop contribution in dollars (as defined), taken as a percentage of company-operated shop revenue.
This non-GAAP measure is used by our management in making performance decisions without the impact of non-cash depreciation and amortization charges. This is a standard metric used across the industry by our investors.
EBITDA, Adjusted EBITDA (in dollars and as a percentage of revenue)
EBITDA — definition and/or calculation
Net income (loss) before interest expense (net of interest income), income taxes expense (benefit), and depreciation and amortization expense.
Adjusted EBITDA — definition and/or calculation
Defined as EBITDA (as defined above), excluding equity-based compensation, expenses associated with equity offerings, COVID-19: “Thank You” pay and catastrophic leave expenses, COVID-19: prepaid costs not utilized, and costs incurred for company-wide milestone events.
Adjusted EBITDA Margin — definition and/or calculation
Defined as Adjusted EBITDA (as defined above), taken as a percentage of total revenue.
Usefulness to management and investors
These non-GAAP measures are supplemental operating performance measures we believe facilitate comparisons to historical performance and competitors’ operating results. We believe the non-GAAP measures presented provide investors with a supplemental view of our operating performance that facilitates analysis and comparisons of our ongoing business operations because they exclude items that may not be indicative of our ongoing operating performance.
Adjusted net income
Definition and/or calculation
Net income (loss), excluding equity-based compensation expense, expenses associated with equity offering, COVID-19: “thank you” pay and catastrophic leave expenses, COVID-19: prepaid costs not utilized, costs incurred for company-wide milestone events, and income tax effects of items excluded from net income (loss).
Usefulness to management and investors
This non-GAAP measure is used as a supplemental measure of operating performance that we believe is useful to evaluate our performance period over period and relative to our competitors. We believe this measure facilitates a better comparison with other companies that have different organizational and tax structures, as well as comparisons period over period.
Adjusted fully exchanged weighted-average shares of diluted common stock outstanding
Definition and/or calculation
Weighted-average shares of Class A and Class D common stock outstanding - basic with addition of dilutive impacts of RSAs, as well as the assumed exchange of the weighted-average shares of Class B and Class C common stock.

Dutch Bros Inc.| Earnings Release | 12

Usefulness to management and investors
This non-GAAP measure is used a supplemental measure of operating performance that we believe is useful to evaluate our performance period over period and relative to our competitors. By adding in the assumed full exchange of all of our outstanding Class B and Class C common stock, we believe this measure facilitates a better comparison with other companies that have different organizational and tax structures, as well as comparisons period over period.
Adjusted net income per fully exchanged share of diluted common stock
Definition and/or calculation
Net income per share of Class A and Class D common stock – diluted, excluding per share impacts of equity-based compensation expense, expenses associated with equity offering, COVID-19: “thank you” pay and catastrophic leave expenses, COVID-19: prepaid costs not utilized, costs incurred for company-wide milestone events, income tax effects of items excluded from net income (loss), and removal of per share impacts of controlling and non-controlling interests.
Usefulness to management and investors
This non-GAAP measure is used as a supplemental measure of operating performance that we believe is useful to evaluate our performance period over period and relative to our competitors. By assuming the full exchange of all of our outstanding Class B and Class C common stock and related net income (loss) adjustments, we believe these measures facilitate a better comparison with other companies that have different organizational and tax structures, as well as comparisons period over period.
Non-GAAP adjustments
Below are the definitions of the non-GAAP adjustments that are used in the calculation of our non-GAAP measures, as described above.
Equity-based compensation
Non-cash expenses related to the grant and vesting of stock awards, restricted stock awards and restricted stock units in Dutch Bros PubCo1 and/or Profit Interest Units in Dutch Bros OpCo2 to certain eligible employees.
Expenses associated with equity offerings
Costs incurred as a result of our stock offerings. These costs include legal fees, consulting fees, tax and accounting fees, and payroll taxes related to the grant and vesting of stock awards for certain employees.
COVID-19: “thank you” pay and catastrophic leave
Costs related to two separate programs established to support employees during the COVID-19 pandemic. We implemented an hourly wage supplement program for shop employees who continued to work while their state or county was under a stay at home order or similar lockdown requirement. This program lasted in various markets until April 2021. We also established a catastrophic leave policy that provided paid leave to employees who were required to quarantine due to in-shop exposures and could not work their regular hours. All COVID-19-related protocols, including catastrophic leave, will remain in effect until the end of the COVID-19 pandemic as determined by the appropriate government agency.
COVID-19: Prepaid costs not utilized
Costs related to the write-off of previously prepaid expenses for the development of a virtual corporate engagement platform built in response to the health restrictions of the COVID-19 pandemic. The platform was developed as a substitute for in-person engagement practices used pre-pandemic. The platform has been determined ineffective, particularly as we shift back to in-person events with the easing of restrictions related to the COVID-19 pandemic.
Milestone events
Costs incurred for company-wide events to celebrate 30 years of serving high QUALITY, hand-crafted beverages with unparalleled SPEED and superior SERVICE to our customers.

Dutch Bros Inc.| Earnings Release | 13

Dilutive effects of RSAs
Addition of incremental shares of RSAs calculated under the treasury stock method, when they are dilutive for the calculation of weighted-average shares - diluted on a non-GAAP basis, but not on a GAAP basis.
Assumed exchange of weighted-average Class B and Class C shares of common stock
Weighted-average shares of Class B and C common stock that are assumed to be exchanged for Class A common stock.
Removal of allocation for controlling and non-controlling interests
Removal of the net income (loss) allocation to controlling and non-controlling interests to align the numerator of the net income (loss) per share to the denominator, which assumes the full exchange of shares of Class B and Class C common stock.
___________
1    Dutch Bros PubCo refers to Dutch Bros Inc., a Delaware Corporation, in which its Class A common stock is publicly traded on the New York Stock Exchange under the symbol “BROS”.
2    Dutch Bros OpCo refers to Dutch Mafia, LLC, a Delaware limited liability company, and a direct subsidiary of Dutch Bros Inc.
Supplemental Reconciliations of GAAP Actuals to Non-GAAP Actuals
Following are the reconciliations of the most comparable GAAP financial measure to non-GAAP financial measure. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP, and the reconciliations from U.S. GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Explanation of Non-GAAP Financial Measures" in this release for a detailed explanation of the adjustments made to the comparable U.S. GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

	Three Months Ended June 30,				Six Months Ended June 30,
	2022		2021 ¹		2022		2021 ¹
(in thousands; unaudited)	$	%	$	%	$	%	$	%
Company-operated shop gross profit	31,218	19.4	29,452	28.6	47,857	16.5	47,030	26.0
Depreciation and amortization	8,307	5.2	3,473	3.4	15,447	5.3	6,744	3.7
Company-operated shop contribution	39,525	24.6	32,925	32.0	63,304	21.8	53,774	29.7
_________________
1    The Company’s historical results for the three and six months ended June 30, 2021 have been revised to reflect an immaterial error correction related to employee sick leave accrual. For additional information, see section “Company-operated Shop Results”.

Dutch Bros Inc.| Earnings Release | 14

	Three Months Ended June 30,				Six Months Ended June 30,
	2022		2021 ¹		2022		2021 ¹
(in thousands; unaudited)	$	%	$	%	$	%	$	%
Net income (loss)	(1,751)	(0.9)	11,889	9.2	(18,030)	(5.3)	7,067	3.1
Depreciation and amortization	10,539	5.7	5,681	4.4	19,721	5.8	11,031	4.8
Interest expense, net	3,596	1.9	1,838	1.4	6,085	1.8	2,855	1.3
Income tax expense	885	0.5	521	0.4	671	0.2	564	0.2
EBITDA	13,269	7.1	19,929	15.4	8,447	2.5	21,517	9.4
Equity-based compensation	10,446	5.6	8,332	6.4	20,346	6.0	22,982	10.1
Expenses associated with equity offerings	—	—	2,253	1.7	—	—	2,329	1.0
COVID-19: “thank you pay” and catastrophic leave	224	0.1	185	0.1	1,174	0.3	2,556	1.1
COVID-19: prepaid costs not utilized	—	—	—	—	1,200	0.4	—	—
Milestone events	—	—	—	—	2,434	0.7	—	—
Adjusted EBITDA	23,939	12.8	30,699	23.8	33,601	9.9	49,384	21.7

	Three Months Ended June 30,
(in thousands; unaudited)	2022	2021 ¹
Net income (loss)	$(1,751)	$11,889
Equity-based compensation	10,446	8,332
Expenses associated with equity offerings	—	2,253
COVID-19: “thank you pay” and catastrophic leave	224	185
COVID-19: prepaid costs not utilized	—	—
Income tax effects	(215)	—
Adjusted net income	$8,704	$22,659
_________________
1    The Company identified an immaterial error related to the accrual of employee sick leave and the application of ASC 710, Compensation - General, which resulted in corrections to prior period reported amounts within the condensed consolidated statements of operations and non-GAAP results for the three and six months ended June 30, 2021 with impacted line items presented below.
•Increase in net income of $0.4 million and $1.2 million
•Increase in EBITDA of $0.4 million and $1.2 million
•Increase in adjusted EBITDA of $0.4 million and $1.2 million
•Increase in adjusted net income of $0.4 million

Dutch Bros Inc.| Earnings Release | 15

	Three Months Ended June 30,
(in thousands, except per share amounts; unaudited)	2022 ¹	2021
Weighted-average shares of Class A and Class D common stock outstanding - diluted	50,926	N/A
Dilutive effects of RSAs	1,530	N/A
Assumed exchange of weighted-average Class B and Class C shares of common stock	110,085	N/A
Adjusted fully exchanged weighted-average shares of common stock outstanding - diluted	162,541	N/A

Net loss per share of Class A and Class D common stock - diluted	$(0.02)	N/A
Controlling and non-controlling interest adjustments	0.01	N/A
Equity-based compensation	0.06	N/A
Expenses associated with equity offerings	—	N/A
COVID-19: “thank you pay” and catastrophic leave	—	N/A
Income tax effects	—	N/A
Adjusted net income per fully exchanged share of common stock	$0.05	N/A
_________________
1    Weighted-average shares, net loss per share, and related adjustments on a diluted basis are applicable only for the periods subsequent to September 14, 2021, which is the effective date of the Company’s Reorganization Transactions and IPO. As such there is no comparative information for 2021 periods presented.

Dutch Bros Inc.| Earnings Release | 16